ChinaNet Online Holdings, Inc.
(Nasdaq: CNET)

2015 Q3 Corporate Presentation

November 18, 2015, 8:30 a.m. Eastern Time U.S.A.

ChinaNet Online

connecting dreams for success

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. ("ChinaNet" or the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Index

- 2015 Q3 Results
- Business Operations Update
- Forecast and Future Initiatives

2015 Q3 Results

CHINANET-ONLINE HOLDINGS, INC.

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year End	December 31
Stock Price （as of market close on November 17, 2015）	$0.80
Shares Outstanding - common shares	29.58M
Market Capitalization （as of market close on November 17, 2015）	$23.7M
Management Ownership	41%
Revenue Q3 2015 (unaudited)	$8.5M
Net loss attributable to ChinaNet Online Holdings, Inc. Q3 2015 (unaudited)	$2.1M
Non-GAAP adjusted net loss attributable to ChinaNet Online Holdings, Inc. Q3 2015 (unaudited) [(1)]	$1.5M
Weighted average common shares outstanding for Q3 2015 [(2)]	26.9 M

(1) Non-GAAP adjusted net loss attributable to ChinaNet excluded a share-based compensation expense related to restricted shares of the Company's common stock and common stock purchase options awarded to management and employees of $0.6 million.

(2) Weighted average shares outstanding count used for the calculation of EPS varies from quarter-to-quarter due to existence of unvested shares and GAAP Treasury Method accounting for options outstanding. As of September 30, 2015, the Company had 2.67M unvested shares and 2.09M options outstanding with a weighted average exercise price of $1.00, of which 1.29M of options are exercisable with a weighted average exercise prices of $1.09.

ChinaNet Online

2015 Q3 Results

	2015Q3	2014Q3	Change%
Revenue	8,542	12,067	-29.2%
COGS	7,066	9,996	-29.3%
Gross Profit	1,476	2,071	-28.7%
Net loss attributable to ChinaNet	(2,081)	(907)	
Non-GAAP adjusted net loss attributable to ChinaNet	(1,501)		

1. Internet advertising revenues increased by 19% to $5.5 million, helped to partially offset the decrease in search engine marketing services, total internet segment revenues decreased by $1.5 million, represents a 15% decrease;
2. TV advertising revenues decreased by $1.8 million due to restrictions on TV shopping infomercial implemented by the related government authorities;
3. Overall gross was 17.3%, up slightly from 17.2% in the third quarter of 2014.

2015 Year-To-Date Results

	2015 YTD	2014 YTD	Change %
Revenue	24,012	27,611	-13.0%
COGS	19,357	22,483	- 13.9%
Gross Profit	4,655	5,128	-9.2%
Net loss attributable to ChinaNet	(5,078)	(2,906)	
Non-GAAP adjusted net loss attributable to ChinaNet	(3,718)		

ChinaNet Online

2015 Q3 Results

	2015 Q3				2014 Q3			
	Internet	TV	Bank Kiosk	BMSB	Internet	TV	Bank Kiosk	BMSB
Revenue	8,456	19	22	45	9,969	1,812	69	217
COGS	7,030	17	1	18	8,167	1,695	3	131
Gross profit	1,426	2	21	27	1,802	117	66	86

Other financial data:

1. Cash position : $5.27 million (including $3.33 million of term deposit);
2. Accounts receivable, net : $4.08 million.

2015 Year-To-Date Results

	2015 YTD				2014 YTD			
	Internet	TV	Bank Kiosk	BMSB	Internet	TV	Bank Kiosk	BMSB
Revenue	22,540	1,100	160	212	21,777	4,806	207	821
COGS	18,171	1,058	6	122	17,562	4,467	8	446
Gross Profit	4,369	42	154	90	4,215	339	199	375

ChinaNet Online

Balance Sheets

	As of December 31,					As of September 30,
	2010 $('000)	2011 $('000)	2012 $('000)	2013 $('000)	2014 $('000)	2015 $('000) (unaudited)
Cash and cash equivalents (including term deposit)	15,590	10,695	8,840	6,909	8,502	5,274
Accounts receivable, net	4,319	4,444	8,486	7,673	2,407	4,084
Other receivables, net	7,811	3,631	3,103	4,299	8,392	6,819
Prepayment and deposit to suppliers	3,325	15,360	14,596	14,692	8,092	5,747
Investment in and advance to equity investment affiliates	7,162	1,396	959	845	909	1,052
Property and equipment, net	2,010	1,902	1,636	1,057	943	957
Intangible assets, net	51	8,151	7,167	6,015	9,238	7,855
Goodwill	-	10,999	11,083	11,450	6,772	6,514
Deposit for purchasing software technology	-	-	-	2,453	850	1,046
Total assets	41,996	57,282	56,918	56,834	47,430	41,275

Balance Sheets

	As of December 31,					As of September 30,
	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 US$('000)	2015 US$('000) (unaudited)
Total liabilities	6,285	9,728	12,073	11,809	11,521	9,439
Commitments and contingencies	-	-	-	-	-	407
Preferred stock and Common Stock	20	22	22	22	29	30
Additional paid-in capital	18,614	20,747	20,008	19,870	24,703	26,339
Statutory reserves	1,587	2,117	2,296	2,602	2,607	2,607
Retained earnings	14,630	16,688	19,505	18,965	5,222	144
Accumulated other comprehensive income	930	2,132	2,393	3,689	3,625	2,492
Noncontrolling interest	(70)	5,848	621	(123)	(277)	(183)
Total equity	35,711	47,554	44,845	45,025	35,909	31,429

ChinaNet Online

Cash flows Statements

	Year ended December 31,					Nine Months Ended September 30,	
	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 US$('000)	2015 US$('000) (unaudited)	2014 US($('000) (unaudited)
Net cash provided by (used in) Operation Activities	11,582	(603)	5,028	2,756	1,958	1,273	(958)
Net cash provided by (used in) Investing Activities	(9,373)	(6,084)	(9,919)	(5,733)	891	(4,373)	(775)
Net cash provided by (used in) Financing Activities	(767)	1,482	(385)	807	(1,257)	102	212
Effect of exchange rates changes	231	310	64	129	3	(98)	(23)
Net Change in Cash & Cash Equivalents	1,673	(4,895)	(5,212)	(2,041)	1,595	(3,096)	(1,544)

Business Operations Update

CHINANET ONLINE HOLDINGS, INC.

ChinaNet Online

2015 Q3 Update

- ChinaNet exhibited three business services including "Business direct 3.0," "The Good business of China," and www.liansuo.com at the 93rd China Food & Drink Autumn Fair, one of the most reputable and influential food & drink industry fairs, held in Nanjing city, China from October 29th to 31st, 2015. The China Food & Drink Autumn Fair attracted more than 3,000 food, drink, and catering providers and suppliers from over 30 countries around the world and 100,000 professional visitors. The average gross merchandise volume (GMV) at past fairs has been approximately 20 billion RMB, making this fair one of the most influential in the Chinese food & drink industry.

- In September, ChinaNet signed a strategic partnership agreement with Korean based Genesis BBQ Global Co., Ltd. to help expand its "BBQ Chicken" restaurant chain in China.BBQ Chicken, founded in 1995, is a well-known franchise restaurant chain in Korea for fried chicken, and "Best of the Best Quality (BBQ)". Today, the company has locations in 59 countries with more than 7,000 outlets in the regions of Asia Pacific, the Middle East, Africa, North America, South America and Europe. BBQ Chicken plans to open over 500 of its restaurants in China in 2015. Genesis BBQ Chicken and ChinaNet signed a partnership agreement to expand the Chinese market, create a one-stop purchasing service platform and plan an active online to offline marketing program that includes traditional and online digital advertising, trade shows and referrals. In the next six years, ChinaNet plans to help Genesis BBQ Chicken open 10,000 franchisees in a mix of restaurants and stall shops in 3rd to 5th tier cities across China. Upon the success of opening 10,000 franchisees, franchise fees and revenues will be shared.

2015 Q3 Update

- ChinaNet received several prestigious awards during the quarter, including four awards in the Chinese Entrepreneurial SME Business Development Marketing category at the 2015 Chinese e-Commerce Industry Gateway Conference held in Beijing on September 8th, 2015. The conference, organized by the China Electronic Commerce Association (CECA) achieved record attendance. Hundreds of well-known leading Chinese Internet companies and media attended the conference including Baidu, Sohu, LEJU, Meituan (meituan.com), 58.com, Jingdong (jd.com), Tencent, eLong, Ganji (ganji.com) and Xiaomi (xiaomi.com) and others. ChinaNet won awards in the category of Chinese Entrepreneurial SME Business Development Marketing for "Best Company", "Most Powerful Portal", "Most Expandable Portal", and "Best Potential for Future Development". The four awards were based in part on ChinaNet's ability to provide exceptional service and a wide range of online-to-offline (O2O) sales channel expansion technology solutions for SMEs.

- The Company also received an award at the 'Top-ranked Service Provider for SMEs' conference organized by the China Center for Promotion of SME Development of Ministry, Industry and Information Technology of the People's Republic of China in Suzhou, China. ChinaNet and 55 other leading companies including Postal Savings Bank of China, SAP, China Telecom and Ping'an Bank, were ranked 'Top-rank Service Provider' for SMEs for their dedication and efforts in promoting SMEs with sales expansion and data analysis to help gain competitive advantages.

Forecast and Future Initiatives

CHINANET ONLINE HOLDINGS, INC.

ChinaNet Online

Business Direct 3.0 (Renamed to Bestore)

- This product is the most important action in 2015 for the Company. Business Direct 3.0 is a technically marked-up service based on the Baidu Direct Reach mobile platform for traditional service enterprises, which is centered on mobile search, accounts, maps, personalized recommendations and other ways for customers to direct Reach Marketing services. The introduction of Business Direct 3.0 provides an opportunity for the traditional service industry to transit to the mobile Internet, helping companies and their sublets attain new users, and providing users not the information but the offline shops and services. ChinaNet has been evolving from "connect people and information" to "connecting people and services".

  The service will also provide mobile enterprise solutions, allowing users direct access to businesses in the mobile terminal service, making online users into offline customers. Business Direct 3.0 will complete a full information cycle from B2b2c, making businesses marketing more direct, effective and easier. Through Q3 2015, it will be launching with selected clients to ensure faster penetration in the future.

  - "The GOOD Business of China", along with Baidu's Tieba, the largest Chinese posting forum platform owned by Baidu, while expanding further strategic cooperation with Baidu Wallet for Business Direct 3.0 service;

  - Business Direct 3.0 will be renamed to Bestore in Q1 2016.

ChinaNet Online

Business Direct 3.0
establishing complete B2b2c big data environment


Portal websites
Social websites
Sales channel websites
Media portals and platform
Integrate
Third parties marketing platform
Information linkage
Information Integration
User-Information Interaction
B2b2c Service provider

ZW ChinaNet Online

Business Direct 3.0
establishing a Business O2O ecosystem


Mobile "Push"
Marketing
Customers
Mobile Terminal
Entrepreneur
Marketing
Demand
Online
中网在线
SME Marketing
Demands
"Pushed"
Customer
Consumption
Start-up
Entrepreneurs
Information
Link & Match
SME and
SME's sales or service sublets

Action Plan

- Increasing marketing expenses to improve market awareness and traffic optimization;
- Increasing R&D expenses;
  - Development of CloudX: a third party joint developing system to efficiently monitor and track both online and offline advertising effectiveness and directly improve sales-leads conversion rate and sales conversion rate:
    - Real-time bidding and tracking system for SEM&SEO; and
    - Content tracker and administrator, especially social tools;
  - Implementing with Bestore with "Business Direct 3.0" service, a showcase in final product;
  - Upgrading our overall security system to better protect customer confidential data;
- Launching Business Direct 3.0 showcase and marketing plan with Alibaba in 2016.
- Integrating online payment system with the key internet payment player in 2016.

ChinaNet Online

2015 Full Year Guidance

	2015 (Estimated)
Revenues	USD 35 million

- Increase spending on new technology acquisition and marketing expenses;
- HR optimization in terms of talent management and skill development;
- Increasing in research and development expenses on internet security, database center management, O2O services and Business Direct 3.0 system;
- Increase in investment expenses for developing strategic business alliance with partner companies, also integrating new clients and launching of new value-added services;
- Gross profit will improve after the launching of new services;
- Estimated 2015 net loss to be around USD6-8 million.

Thank you

ir@chinanet-online.com

ChinaNet Online

connecting dreams for success